DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4290
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form:			ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	WELUND FUND, INC.

2. Resident Agent Name and Street	THE CORPORATION TRUST COMPANY OF NEVADA Name
Address:	3100 NEIL ROAD	RENO	NEVADA	89511
	Street Address	City	State	Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Shares:	Number of shares With par value: 120,000,000	Par value: $0.0001		Number of shares without par value:

4. Names & Addresses of Board of Directors/Trustees:	1. ROBERT FREIHEIT Name 1940 ZINFANDEL DRIVE, SUITE C	RANCHO CORO	CA	95670
	Street Address	City	State	Zip Code

2.
Name
	Street Address	City	State	Zip Code

3
Name
	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this corporation shall be: TO ENGAGE IN ANY LAWFUL ACTIVITY

6. Name, Address and Signature of Incorporator:	ROBERT FREIHEIT Name	/s/ ROBERT FREIHEIT Signature
	1940 ZINFANDEL DRIVE, SUITE C	RANCHO CORO	CA	95670
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. /s/ THE CORPORATION TRUST COMPANY OF NEVADA Authorized Signature of R.A. or On Behalf of R.A. Company			Date: 10/06/05

WELUND FUND, INC.

Addition Provisions to the Articles of Incorporation

Welund Fund, Inc. (the “Corporation”) hereby adopts the following additional provisions to its Articles of Incorporation.

AUTHORIZED SHARES

(a)    The Corporation is authorized to issue two classes of shares designated “Preferred Stock” and “Common Stock”, respectively. The number of shares of Preferred Stock authorized to be issued is 20,000,000 and the number of shares of Common Stock authorized to be issued is 100,000,000. The par value of each share of Common or Preferred Stock is $0.0001.

(b)    The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada (a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

(c)    Each outstanding share of Common Stock shall entitled the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that related solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

TRANSACTIONS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers are directors or officers or are financial interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

(a)    The fact of the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

(b)    The fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the votes of the common or interested directors or officers shall be counted in any such vote of stockholders; or

(c)    The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

(a)    The Corporation shall indemnify each director and officer of the Corporation and his or her respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he or she may be made a party by reason of the fact that he or she is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

(b)    The Corporation may, at the discretion of the board of directors, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

MEETINGS OF STOCKHOLDERS

Subject to the rights of the holders of any series of Common Stock, special meetings of stockholders of the Corporation may be called only by the board of directors pursuant to a resolution duly adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of the Corporation.

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed and controlled by or under the direction of a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Articles of Incorporation directed or required to be exercised or done by the stockholders of the Corporation.

1.    Number. The number of directors constituting the initial board of directors of the Corporation is one. The number of directors may be increased or decreased from time to time by the vote of a majority of the entire board of directors. No decrease in the number of directors shall shorten the term of any incumbent director.

2.    Qualification. The board of directors may, by the vote of a majority of the entire board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualification.

3.    Tenure. The term of office of each director shall expire at the annual meeting of the stockholders in the first succeeding year following the year of incorporation or thereafter when their respective successors are elected and have qualified. At each annual election, the directors chosen to succeed those whose terms then expire shall be elected for a term expiring at the next succeeding annual meeting or thereafter when their respective successors are elected and have qualified.

4.    Removal. At a meeting of stockholders called expressly for that purpose, one or more members of the board (including the entire board) may be removed, with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

5.    Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office for the unexpired term to which elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by law.

6.    Limitation on Liability. A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of the provisions of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

NO LIMITATIONS ON VOTING RIGHTS

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ADOPTION OR AMENDMENT OF BYLAWS

The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.